EXHIBIT 99.1
                         BMW Financial Services NA, LLC
                             300 Chestnut Ridge Road
                            Woodcliff Lake, NJ 07677




BMW FS Securities LLC
BMW Vehicle Owner Trust 2001-A
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07677

To Whom It May Concern:

           BMW Financial Services NA, LLC is unable to furnish the Servicer's Annual Statement as to Compliance required by Section 4.10 of the Sale and Servicing Agreement by March 31, 2003 because Section 4.10 of such Agreement requires that such Statement be delivered by April 30, and the Servicer was not informed by you of the need for a March 31 delivery until recently. Delivery of the Statement by March 31 is now impracticable.





                                              BMW Financial Services NA, LLC



                                              By:   /s/ Gerald Holzmann
                                                    ----------------------------
                                              Name:   Gerald Holzmann
                                              Title:  Chief Financial Officer